UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

VIRTUS INVESTMENT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pearl Street, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On September 9, 2013, Virtus Investment Partners, Inc. (“Virtus” or the “Company”) issued a press release entitled “Virtus Investment Partners Announces Proposed $175 Million Public Offering of Common Stock,” announcing a proposed public offering of $175 million of shares of the Company’s common stock (and up to an additional 15 percent of the number of shares offered upon exercise of the underwriters’ over-allotment option) pursuant to an already effective shelf registration statement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the proposed offering described above, the Company is filing the following disclosure that will be included as part of a road show program that is scheduled to begin on September 10, 2013. This information was previously furnished on July 30, 2013 to the Securities and Exchange Commission in accordance with Item 2.02 of Form 8-K.

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Six Months Ended
	June 30, 2013	June 30, 2012	Mar 31, 2013	June 30, 2013	June 30, 2012
Revenues, GAAP basis	$96,140	$66,818	$86,168	$182,308	$129,216
Less:
Distribution and administration expenses	24,252	15,796	21,628	45,880	30,783
Consolidated sponsored investment products fees (1)	4	—	48	52	—

Revenues, as adjusted (2)	$71,884	$51,022	$64,492	$136,376	$98,433

Operating Expenses, GAAP basis	$69,258	$52,565	$65,068	$134,326	$107,010
Less:
Distribution and administration expenses	24,252	15,796	21,628	45,880	30,783
Depreciation and amortization	1,713	1,433	1,685	3,398	2,744
Stock-based compensation (3)	2,463	1,860	1,294	3,757	3,193
Restructuring and severance charges	—	794	203	203	794
Newfleet transition-related operating expenses (4)	544	823	656	1,200	1,748
Consolidated sponsored investment product expenses (1)	132	—	184	316	—
Closed-end fund launch costs (5)	—	—	—	—	4,465

Operating Expenses, as adjusted (6)	$40,154	$31,859	$39,418	$79,572	$63,283

Operating Income, as adjusted (7)	$31,730	$19,163	$25,074	$56,804	$35,150

Operating margin, GAAP basis	28%	21%	24%	26%	17%
Operating margin, as adjusted (7)	44%	38%	39%	42%	36%

(1)	Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products.
(2)	Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the six months ended June 30, 2012, distribution and administration expenses included $3.9 million of structuring fees related to a closed-end fund launch. For the purposes of calculating Revenues, as adjusted, for the six months ended June 30, 2012 structuring fees paid to third-party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset.
(3)	For the three months ended June 30, 2013, March 31, 2013 and June 30, 2012, stock-based compensation expense includes $2.5, $1.3 and $1.9 million, respectively, of expense related to equity issued under the company’s annual incentive and long-term plans. For the six months ended June 30, 2013 and June 30, 2012, stock-based compensation expense includes $3.8 and $3.2 million, respectively, of expense related to equity issued under the company’s annual incentive and long-term plans.
(4)	For the three months ended June 30, 2013, March 31, 2013 and June 30, 2012, Newfleet transition-related operating expenses include $0.1 million, $0.2 million and $0.3 million, respectively, of stock-based compensation. For the six months ended June 30, 2013 and June 30, 2012, Newfleet transition-related operating expenses include $0.3 million and $0.6 million, respectively, of stock-based compensation.
(5)	For the six months ended June 30, 2012, closed-end fund launch costs comprise structuring fees of $3.9 million payable to underwriters, sales-based incentive compensation of $0.4 million and unreimbursed offering costs of $0.2 million.
(6)	Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.
(7)	Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Virtus Investment Partners, Inc., dated September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: September 9, 2013	By:	/s/ Michael A. Angerthal
	Name:	Michael A. Angerthal
	Title:	Chief Financial Officer